UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2024

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Great Valley Parkway

Malvern, Pennsylvania 19355

(484) 328-4701

(Address, including zip code, and telephone number, including area code, of principal executive office)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

Subsequent to filing of the Annual Report on Form 10-K for the year ended December 31, 2023 for Ocugen, Inc. (the “Company”) and the Proxy Statement for the Company’s Annual Stockholder Meeting, the Audit Committee (“Audit Committee”) of the Board of Directors of the Company authorized management to initiate a strategic request-for-proposal process soliciting proposals from accounting firms to provide audit services to the Company as its independent registered public accounting firm for the fiscal year ending December 31, 2024. Management requested proposals from several independent registered public accounting firms, including Ernst & Young LLP (“EY”), the Company’s current independent registered public accounting firm, in the process.

On May 31, 2024, EY notified the Company of its decision to decline to participate in the request-for-proposal process and to decline to stand for re-election as the Company’s independent registered public accounting firm for fiscal year 2024, which decision was not the result of any disagreement with the Company. EY will cease providing services following the filing of the Form 10-Q for the quarter ending June 30, 2024.

The reports of EY on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports of EY on the Company’s consolidated financial statements as of and for the years ended December 31, 2023 and 2022 contained an explanatory paragraph which noted that the Company has suffered recurring losses from operations and there was substantial doubt as to the Company’s ability to continue as a going concern, and the audit report of EY on the Company’s consolidated financial statements as of and for the year ended December 31, 2023 contained an explanatory paragraph related to the restatement of the 2022 consolidated financial statements.

During the years ended December 31, 2023 and 2022, and the subsequent interim period through May 31, 2024, there were (i) no disagreements between the Company and EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreement in connection with its report for such years, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K for such years and subsequent interim period through May 31, 2024, except for EY’s communication of the material weakness in internal control over financial reporting as of December 31, 2023, as described in Part II, Item 9A (Controls and Procedures) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, relating to the design and operating effectiveness of controls over the accounting for collaborative arrangements.

In accordance with Item 304(a)(3) of Regulation S-K, the Company has provided EY with a copy of this Current Report on Form 8-K and requested that EY furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission (“SEC”) stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree, as required by SEC rules. A copy of EY’s letter, dated June 6, 2024, stating its agreement with the above statements, is attached as Exhibit 16.1 to this report.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are being furnished herewith:

(d) Exhibits

Exhibit No.	Document
16.1	Letter from Ernst & Young LLP to the U.S. Securities and Exchange Commission, dated June 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2024
OCUGEN, INC.

	By:	/s/ Shankar Musunuri
		Name:	Shankar Musunuri
		Title:	Chairman, Chief Executive Officer, & Co-Founder